Exhibit 10.9

CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of July 22, 2024 (the “Third Amendment Date”) and is entered into by and among PINEAPPLE ENERGY LLC (“PE LLC”), a Delaware limited liability company, for itself and on behalf of any Subsidiary, PINEAPPLE ENERGY INC. (PE Inc.”), a Minnesota corporation, for itself and on behalf of any Subsidiary, and each other Person that has delivered a Joinder Agreement pursuant to Section 7.12 or otherwise from time to time party hereto (together with PE LLC and PE Inc., individually or collectively, as the context may require “Borrower”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as Lender (“Lender”) and as administrative agent and collateral agent for itself and the Lender (in such capacity, “Agent”).

RECITALS

A.           PE LLC, PE Inc. and Lender are parties to that certain Loan and Security Agreement, dated as of December 11, 2020 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Loan Agreement”);

B.            The current principal balance of the Term Loan as of July 1, 2024 was $1,442,084.55.

C.            Borrower wishes to obtain financing from MBB Energy, LLC (“MBB”) and Conduit Capital U.S. Holdings LLC (“Conduit”) in an amount of up to Two Million Dollars ($2,000,000.00) (the “MBB/Conduit Financing”);

D.            PE Inc. may reincorporate as or convert to a Delaware corporation and to transfer its principal place of business to New York.

E.            Borrower has requested that the Lender and Agent consent to the MBB/Conduit Financing, and to the reincorporation or conversion of PE Inc. to a Delaware and the relocation of its principal place of business to New York, and modify and amend certain terms and conditions of the Loan Agreement in connection with such financing, new jurisdiction of formation and office relocation; and

F.            Lender and Agent are willing to consent to the MBB/Conduit Financing, new jurisdiction of formation and office relocation of PE Inc. and to modify and amend certain terms and conditions of the Loan Agreement, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, Agent and the Lender agree as follows:

1.            Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.            Consents.

a.	MBB/Conduit Financing. Pursuant to Section 7.3 of the Loan Agreement, the Borrower may not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness except as set forth therein. In addition, Section 7.4 of the Loan Agreement prohibits Borrower from granting liens in the Collateral except as set forth therein. Notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lender hereby consent, effective as of the date hereof, to the MBB/Conduit Financing provided that (i) the principal amount thereof does not at any time exceed Two Million Dollars ($2,000,000.00), and (ii) MBB, Conduit and Borrower execute and deliver to Agent a Subordination Agreement (the “MBB/Conduit Subordination Agreement”) substantially in the form of Exhibit “A” attached hereto. Furthermore, Agent and Lender hereby consent to the future amendment and restatement of the MBB/Conduit Financing documents to be convertible debt instruments providing that all amounts outstanding under such documents are convertible into equity of the Borrower at the option of the relevant lender, which may be exercised by such lender with respect to (x) principal or (y) principal, interest and any other amounts due under with respect to either the initial loan made thereunder or all loans made by such lender, and to any extension of the maturity date by the relevant lender or other amendments to the MBB/Conduit Financing documents which do not adversely affect Agent or Lender or their rights under the Loan Agreement or any related documents, provided, however, that Borrower shall provide notice and deliver to Agent fully executed copies of any such future amendments of the MBB/Conduit Financing documents promptly after their execution.

b.	Jurisdiction of Formation; Principal Place of Business. Pursuant to Section 7.10 of the Loan Agreement, the Borrower may not change its jurisdiction of formation without ten (10) days’ prior written notice to Agent or relocate its chief executive office or its principal place of business without providing prior written notice to Agent. Notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lender hereby consent, effective as of the date hereof, to the plans of PE Inc. to change its jurisdiction of formation from Minnesota to Delaware, and to relocate its chief executive office or its principal place of business to New York, provided, however, that Borrower shall provide written notice to Agent of the change of jurisdiction of formation to Delaware and of the street address of its new principal place of business in New York within ten (10) days of (i) such reincorporation or conversion and (ii) relocation.

3.            Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a.	Section 7.11 shall be amended and restated as follows:

7.11 Deposit Accounts. No Deposit Accounts shall be maintained, opened or established in the name of Borrower or any Subsidiary unless (a) Agent shall have entered into an Account Control Agreement as to such Deposit Accounts, or (b) a third party creditor of Borrower (including without limitation Decathlon Specialty Finance, LLC ) that has entered into an account control agreement as to such Deposit Accounts shall have delivered to Agent a written agreement in form reasonably satisfactory to Agent to act as Agent’s bailee for perfection with respect to such Deposit Accounts.

b.	Section 7.19(a) shall be amended and restated as follows:

7.19(a) As soon as practicable (and in any event within forty-five (45) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements.

c.	Section 7.19(d) shall be amended and restated as follows:

(d) As soon as practicable (and in any event within forty-five (45) days) after the end of each month, a Compliance Certificate; and

d.	Subsections (a) and (b) of Section 11.2 (Notice) shall be amended and restated as follows:

(a)	If to Agent:

Hercules Capital, Inc.

Legal Department

Attention: Chief Legal Officer

1 North B Street, Suite 2000

San Mateo, CA 94401

(b)	If to the Lender:

Hercules Capital, Inc.

Legal Department

Attention: Chief Legal Officer

1 North B Street, Suite 2000

San Mateo, CA 94401

4.            Effective Date of Amendment. This Amendment shall be effective as of the Third Amendment Date.

5.            Delivery of Amendment to Decathlon Subordination Agreement. Within thirty (30) days of the Third Amendment Date, Borrower shall deliver to Agent a duly executed Amendment to Subordination Agreement dated as of June 1, 2023 among PE, Inc., Decathlon Specialty Finance, LLC (“Decathlon”) and Agent, substantially in the form attached as Exhibit “B” (includes provisions confirming Decathlon’s agreement to act as Agent’s bailee for perfection with respect to the Deposit Accounts).

6.            Borrower’s Representations and Warranties. Borrower represents and warrants that:

(a)            Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

(b)            Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

(c)            The articles of organization, limited liability company agreement or certificate of incorporation (applicable), bylaws or operating agreement (as applicable) and other organizational documents of Borrower delivered to Lender on the Closing Date or any other date prior to the Third Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

(d)            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

(e)            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)             As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

7.            Agent’s and Lender’s Representation and Warranty. Immediately upon giving effect to this Amendment, to their actual knowledge, Agent and Lender represent and warrant that no Event of Default is existing or continuing nor has any other event occurred and is continuing which would be an Event of Default but for the passage of time, .

8.            Integration. This Amendment and the Loan Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Agreement merge into this Amendment and the Loan Agreement.

9.            Prior Agreement. The Loan Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Agreement. In the event of any conflict or inconsistency between this Amendment and the Loan Agreement, the terms of this Amendment shall be controlling, but the Loan Agreement shall not otherwise be affected or the rights therein impaired. The amendments in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of the Loan Agreement, or (b) otherwise prejudice any right or remedy which Lender or Agent may now have, or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein.

10.          Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.          Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

(a)            Amendments. Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

(b)            Payment of Lender Expenses. Borrower shall have paid all of Agent’s and Lender’s professional fees pursuant to Section 11.12 (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

(c)            MBB/Conduit Subordination Agreement. Agent shall have received the duly executed MBB/Conduit Subordination Agreement.

(d)            Amendment to Decathlon Subordination Agreement. Agent shall have received a duly executed Amendment to Subordination Agreement dated as of June 1, 2023 among PE, Inc., Decathlon Specialty Finance, LLC and Agent, substantially in the form attached as Exhibit “B.”

12.          Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

13.          Binding Effect. This Amendment shall inure to the benefit of the and be binding on the Borrower and its permitted assigns (if any).

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Lender and Agent have duly executed and delivered this Consent and Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER:

PINEAPPLE ENERGY LLC,
a Delaware limited liability company

Signature: ___________________________________
Print Name: Scott Maskin
Title: Interim Chief Executive Officer

PINEAPPLE ENERGY INC.,
a Minnesota corporation

Signature: ___________________________________
Print Name: Scott Maskin
Title: Interim Chief Executive Officer

Accepted in San Mateo, California:

AGENT:

HERCULES CAPITAL, INC.

Signature: ___________________________________
Print Name: Zhuo Huang
Title: Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature: ___________________________________
Print Name: Zhuo Huang
Title: Associate General Counsel

EXHIBIT “A”

MBB/Conduit subordination AGREEMENT

EXHIBIT “B”

amendment to decathlon subordination AGREEMENT